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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and in the Prospectus constituting part of such Registration Statement of PETsMART, Inc. and Subsidiaries of our report dated June 9, 1995, relating to the combined financial statements of Sporting Dog Specialties, Inc. and Affiliates which appears in the Annual Report on Form 10-K for the fiscal year ended February 2, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Davie Kaplan Chapman & Braverman, P.C.



DAVIE KAPLAN CHAPMAN & BRAVERMAN, P.C.



Rochester, New York
January 22, 1998